CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on Panorama Series Fund, Inc. Government Securities, Total Return, Growth and International
Equity Portfolios  (formerly  Connecticut Mutual Financial Services Series
Fund I, Inc. Government Securities, Total Return, Growth and International Equity Portfolios,respectively) dated February 15, 1996 and Panorama Series Fund, Inc. LifeSpan Diversified Income, LifeSpan Balanced and LifeSpan Capital Appreciation Portfolios (formerly Connecticut Mutual Financial Services Fund I, Inc., LifeSpan Balanced and LifeSpan Capital Appreciation Portfolios, respectively) dated February 29, 1996 incorporated by reference in Panorama Series Fund, Inc.'s Form N-1A Post-Effective Amendment No. 25 under the Securities Act of 1933 and Amendment No. 25 under the Investment Company
Act of 1940 (registration No. 2-73969).


/s/ Arthur Andersen LLP


Arthur Andersen LLP
Hartford, Connecticut
April 25, 1997





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